Exhibit 99.1

For Immediate Release

Cushman & Wakefield Reports Strong Revenue Growth for Fourth Quarter and Full Year 2019
CHICAGO (BUSINESS WIRE), February 27, 2020 -- Cushman & Wakefield (NYSE: CWK) today reported financial results for the full year and fourth quarter ended December 31, 2019 and provided 2020 guidance:

•	Revenue for the full year 2019 was $8.8 billion, up 6% (8% local currencyi). Fee revenue was $6.4 billion, up 8% (9% local currency).

•	Full year Net income was $0.2 million, an improvement of $186.0 million over 2018 with earnings per share of $0.00 and Adjusted earnings per share of $1.64.

•	Full year Adjusted EBITDA was $724.4 million, up 10% (11% local currency). Adjusted EBITDA margin of 11.3% was up 25 bps.

•	Revenue for the fourth quarter of 2019 was $2.6 billion, up 9% (9% local currency). Fee revenue was $1.9 billion, up 9% (9 % local currency).

•	Net income for the fourth quarter of 2019 was $3.1 million, an improvement of $21.1 million over fourth quarter of 2018 with earnings per share of $0.01. Adjusted earnings per share was $0.78.

•	Adjusted EBITDA for the fourth quarter of 2019 was $293.0 million, up 24% (25% local currency). Adjusted EBITDA margin of 15.4% was up 195 bps.

•
2020 Adjusted EBITDA expected to be in the range of $810 million to $860 millionii, anticipating margin improvement of over 75 bps (at the midpoint of the range) driven by a combination of organic growth and operating efficiency initiatives.

“2019 was a great year for Cushman & Wakefield on many levels. In addition to delivering strong revenue, Adjusted EBITDA and margin growth, we completed a comprehensive review of our business and key client segments which focused on the buying preferences and needs of our clients, as well as a review of our industry’s current service delivery model,” said Brett White, Executive Chairman & CEO. “We created a new roadmap for the future that will allow us to be a nimbler and more agile partner to our clients, while also driving operational efficiency through significant Adjusted EBITDA and margin growth in 2020.”

INVESTOR RELATIONS	MEDIA CONTACT
Len Texter	Brad Kreiger
Investor Relations	Corporate Communications
+1 312 338 7860	+1 312 424 8010
IR@cushwake.com	brad.kreiger@cushwake.com

February 27, 2020

Consolidated Results (unaudited)

(in millions)	Three Months Ended December 31, 2019	Three Months Ended December 31, 2018	% Change in USD	% Change in Local Currency	Year Ended December 31, 2019	Year Ended December 31, 2018	% Change in USD	% Change in Local Currency
Service line fee revenue(1):
Property, facilities and project management	$779.3	$697.6	12%	13%	$2,949.0	$2,622.1	12%	14%
Leasing	606.1	605.4	—%	1%	1,938.6	1,920.7	1%	2%
Capital markets	364.5	310.7	17%	18%	1,029.4	959.6	7%	8%
Valuation and other	152.7	138.0	11%	11%	483.1	448.2	8%	11%
Total service line fee revenue	1,902.6	1,751.7	9%	9%	6,400.1	5,950.6	8%	9%
Gross contract reimbursables(2)	704.9	650.2	8%	9%	2,350.9	2,269.3	4%	5%
Total revenues	$2,607.5	$2,401.9	9%	9%	$8,751.0	$8,219.9	6%	8%

Costs and expenses:
Cost of services, operating and administrative expenses	$1,697.2	$1,630.5	4%	5%	$5,904.2	$5,644.2	5%	6%
Cost of gross contract reimbursables	704.9	650.2	8%	9%	2,350.9	2,269.3	4%	5%
Depreciation and amortization	73.9	77.0	(4)%	(4)%	296.7	290.0	2%	3%
Restructuring, impairment and related charges	8.4	1.0	740%	721%	11.9	3.8	213%	202%
Total costs and expenses	2,484.4	2,358.7	5%	6%	8,563.7	8,207.3	4%	6%
Operating income	$123.1	$43.2	185%	178%	$187.3	$12.6	1,386%	1,255%

Adjusted EBITDA(3)	$293.0	$235.5	24%	25%	$724.4	$659.1	10%	11%
Adjusted EBITDA margin(3)	15.4%	13.4%			11.3%	11.1%

Net income (loss)	$3.1	$(18.0)	117%		$0.2	$(185.8)	100%
Adjusted net income(3)	$174.9	$130.4	34%		$367.8	$306.6	20%

Weighted average shares outstanding, basic	219.3	209.0			217.7	171.2
Weighted average shares outstanding, diluted(4)	224.6	222.2			224.5	183.4

Earnings (loss) per share, basic and diluted	$0.01	$(0.09)			$—	$(1.09)
Adjusted earnings per share, diluted(3)	$0.78	$0.59			$1.64	$1.67
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue paid by clients which has substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net income (loss); and (ii) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

February 27, 2020

Fourth Quarter Results (unaudited)
Revenue
Revenue was $2.6 billion, an increase of $205.6 million or 9% over fourth quarter of 2018. Gross contract reimbursables, primarily in the Property, facilities and project management service line, increased $54.7 million. Foreign currency had a $14.7 million or 1% unfavorable impact on Revenue.
Total service line fee revenue (“Fee revenue”) was $1.9 billion, an increase of $161.7 million on a local currency basis over fourth quarter 2018, reflecting increases primarily in Property, facilities and project management, Capital markets and Valuation and other. Property, facilities and project management Fee revenue increased $87.4 million or 13%, on a local currency basis, driven by an Americas increase of $73.4 million or 17%, on a local currency basis, with the remainder of the Fee revenue growth primarily in EMEA. Capital markets revenue increased $55.4 million or 18% on a local currency basis, driven by an Americas increase of $42.5 million or 20%, on a local currency basis, with the remainder of the increase primarily in EMEA. Valuation and other Fee revenue increased $15.7 million or 11%, on a local currency basis, driven by an Americas increase of $5.7 million or 11%, on a local currency basis, with the remainder of the Fee revenue growth primarily in APAC.
Costs and expenses
Total costs and expenses were $2.5 billion, an increase of $125.7 million or 5%, as the increase in operating expenses reflected increased costs associated with revenue growth. Fee-based operating expenses were $1.6 billion, a 7% increase on a local currency basis. The increase in Fee-based operating expenses reflected higher cost of services associated with Fee revenue growth.
Interest expense, net
Net interest expense was $37.8 million, a decrease of $1.9 million, driven by lower average borrowings during the quarter.
Income tax expense
Income tax expense was $83.1 million, an increase of $60.1 million. The increase was due to decreasing global operating loss carryforwards, specifically in the U.S.
Net income and Adjusted EBITDA
Net income was $3.1 million, an improvement of $21.1 million, primarily driven by stronger operating results, lower interest expense and partially offset by a higher provision from income taxes.
Adjusted EBITDA was $293.0 million, an increase of $59.4 million or 25%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 15.4%, compared to 13.4% in the three months ended December 31, 2018, driven by Fee revenue increases in Property, facilities and project management, Capital markets and Valuation and other.

February 27, 2020

Full Year Results (unaudited)
Revenue
Revenue was $8.8 billion, an increase of $531.1 million or 6%. Gross contract reimbursables, primarily in the Property, facilities and project management service line, increased $81.6 million, driven by incremental revenue growth from the Americas.

Additionally, Fee revenue was $6.4 billion, an increase of $537.5 million or 9%, on a local currency basis, reflecting increases in Property, facilities and project management and Capital markets. Property, facilities and project management increased by $373.8 million or 14%, on a local currency basis, driven primarily by an Americas increase of $251.8 million or 15%, on a local currency basis, with the remainder of the Fee revenue growth primarily in APAC. Capital markets Fee revenue increased by $78.3 million or 8%, on a local currency basis, driven by an Americas increase of $43.4 million or 6%, on a local currency basis, with the remainder of Fee revenue growth primarily in APAC.

Costs and expenses
Total costs and expenses were $8.6 billion, an increase of $356.4 million or 4%. Fee based operating expenses increased 9% on a local currency basis to $5.7 billion including Americas, EMEA and APAC of $3.9 billion, $0.8 billion and $1.0 billion, respectively. This increase was principally driven by revenue growth (also up 9% year-over-year). Cost of gross contracts reimbursables increased $81.6 million due to continued growth in the Property, facilities and project management service line. These increases were partially offset by lower integration and other costs related to merger and pre-IPO stock-based compensation.

Interest expense, net
Net interest expense was $150.6 million, a decrease of $78.2 million, driven by $53.8 million of charges related to the 2018 debt refinancing and extinguishment activities.

Income tax expense
Income tax expense was $42.6 million, an increase of $67.6 million. The increase was due to decreasing global operating loss carryforwards, specifically in the U.S.

Net income and Adjusted EBITDA
Net income was $0.2 million, an increase of $186.0 million, primarily driven by a decrease in integration and other costs related to merger, lower interest expense, lower pre-IPO stock-based compensation and stronger operating results partially offset by higher income tax expense.

Adjusted EBITDA was $724.4 million, an increase of $72.6 million or 11%, on a local currency basis, driven by the increase in Fee revenue exceeding the increase in Fee-based operating expenses. Adjusted EBITDA margin, calculated on a Fee revenue basis, was 11.3%, which was up 25 basis points.

February 27, 2020

Balance Sheet

•
The Company's outstanding 2018 First Lien debt, net of deferred financing fees, was approximately $2.6 billion as of December 31, 2019, which, net of cash and cash equivalents, resulted in a net debt position of approximately $1.8 billion.

•	Liquidity at the end of the year was $1.8 billion, including availability on our undrawn revolving credit facility of $1.0 billion and cash and cash equivalents of $813.2 million.
2020 Outlook
The Company provides guidance on a non-GAAP basis, as it cannot predict some elements that are included in reported GAAP results, including the impact of foreign exchange. Refer to the Use of Non-GAAP Financial Measures section for a more detailed discussion of non-GAAP financial measures in more detail. The Company expects full year 2020 Adjusted EBITDA to be in the range of $810.0 million to $860.0 millionii, reflecting strong market fundamentals.

Investor Day
The Company previously announced that it will host its Investor Day on Tuesday, March 10, 2020, beginning at 9:00 a.m. EDT in New York City. The meeting will be hosted by Brett White, Executive Chairman & Chief Executive Officer and Duncan Palmer, Chief Financial Officer along with several senior Cushman & Wakefield executives also presenting at the event. Financial analysts and investors can register to attend Investor Day by accessing http://ir.cushmanwakefield.com. Space is limited and pre-registration is required for admittance to the event. A live webcast of the speaker presentations and question and answer session will be accessible along with supplementary presentation material at http://ir.cushmanwakefield.com. The webcast will also be available for replay on Cushman & Wakefield’s IR website.
Conference Call
The Company’s Fourth Quarter and Full Year 2019 Earnings Conference Call will be held today, February 27, 2020, at 5:00 p.m. Eastern Time. A webcast, along with an associated slide presentation, will be accessible through the Investor Relations section of the Company’s website at http://ir.cushmanwakefield.com.
The direct dial-in number for the conference call is 877-683-2081 for U.S. callers and 647-689-5424 for international callers. The Conference ID is 9696686. A replay of the call will be available approximately two hours after the conference call by accessing http://ir.cushmanwakefield.com. A transcript of the call will be available on the Company’s Investor Relations website at http://ir.cushmanwakefield.com.
i In order to assist our investors and improve comparability of results, we present the period-over-period changes in certain of our financial measures, such as Fee revenue and Adjusted EBITDA, in "local" currency. The local currency change represents the period-over-period change assuming no movement in foreign exchange rates from the prior period. We believe that this presentation provides our management and investors with a better view of comparability and trends in the underlying operating business.
ii The Company has not reconciled the (non-GAAP) Adjusted EBITDA forward-looking guidance included in this press release to the most directly comparable GAAP measure because this cannot be done without unreasonable effort due to the variability and low visibility with respect to costs related to integration and other costs related to merger, share-based compensation and acquisitions related costs and other efficiency initiatives, which are potential adjustments to future earnings. We expect the variability of these items to have a potentially unpredictable, and a potentially significant, impact on our future GAAP financial results.
About Cushman & Wakefield
Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm that delivers exceptional value for real estate occupiers and owners. Cushman & Wakefield is among the largest real estate services firms with approximately 53,000 employees in 400 offices and 60 countries. In 2019, the firm had revenue of $8.8 billion across core services of property, facilities and project management, leasing, capital markets, valuation and other s

February 27, 2020

ervices. To learn more, visit www.cushmanwakefield.com or follow @CushWake on Twitter.
Cautionary Note on Forward-Looking Statements
All statements in this release other than historical facts are forward-looking statements, which rely on a number of estimates, projections and assumptions concerning future events. Such statements are also subject to a number of uncertainties and factors outside Cushman & Wakefield’s control. Such factors include, but are not limited to, uncertainty regarding and changes in global economic or market conditions and changes in government policies, laws, regulations and practices. Should any Cushman & Wakefield estimates, projections and assumptions or these other uncertainties and factors materialize in ways that Cushman & Wakefield did not expect, there is no guarantee of future performance and the actual results could differ materially from the forward-looking statements in this press release, including the possibility that recipients may lose a material portion of the amounts invested. While Cushman & Wakefield believes the assumptions underlying these forward-looking statements are reasonable under current circumstances, recipients should bear in mind that such assumptions are inherently uncertain and subjective and that past or projected performance is not necessarily indicative of future results. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this press release, and nothing shall be relied upon as a promise or representation as to the performance of any investment. You are cautioned not to place undue reliance on such forward-looking statements or other information in this press release and should rely on your own assessment of an investment or a transaction. Any estimates or projections as to events that may occur in the future are based upon the best and current judgment of Cushman & Wakefield as actual results may vary from the projections and such variations may be material. Any forward-looking statements speak only as of the date of this press release and, except to the extent required by applicable securities laws, Cushman & Wakefield expressly disclaims any obligation to update or revise any of them, whether as a result of new information, future events or otherwise.  Additional information concerning factors that may influence the company’s results is discussed under “Risk Factors” in Part I Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2019.

February 27, 2020

Cushman & Wakefield plc
Condensed Consolidated Statement of Operations (unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share data) (unaudited)	2019	2018	2019	2018

Revenue	$2,607.5	$2,401.9	$8,751.0	$8,219.9
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	2,037.6	1,915.4	6,981.7	6,642.4
Operating, administrative and other	364.5	365.3	1,273.4	1,271.1
Depreciation and amortization	73.9	77.0	296.7	290.0
Restructuring, impairment and related charges	8.4	1.0	11.9	3.8
Total costs and expenses	2,484.4	2,358.7	8,563.7	8,207.3
Operating income	123.1	43.2	187.3	12.6
Interest expense, net of interest income	(37.8)	(39.7)	(150.6)	(228.8)
Earnings from equity method investments	0.6	0.7	2.6	1.9
Other income, net	0.3	0.8	3.5	3.5
Earnings (loss) before income taxes	86.2	5.0	42.8	(210.8)
Provision (benefit) from income taxes	83.1	23.0	42.6	(25.0)
Net income (loss)	$3.1	$(18.0)	$0.2	$(185.8)

Basic earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, basic	$0.01	$(0.09)	$0.00	$(1.09)
Weighted average shares outstanding for basic earnings (loss) per share	219.3	209.0	217.7	171.2
Diluted earnings (loss) per share:
Earnings (loss) per share attributable to common shareholders, diluted	$0.01	$(0.09)	$0.00	$(1.09)
Weighted average shares outstanding for diluted earnings (loss) per share	224.6	209.0	224.5	171.2

February 27, 2020

Cushman & Wakefield plc
Consolidated Balance Sheets (unaudited)

	As of
(in millions, except per share data)	December 31, 2019	December 31, 2018
Assets
Current assets:
Cash and cash equivalents	$813.2	$895.3
Trade and other receivables, net of allowance balance of $58.4 million and $49.5 million, as of December 31, 2019 and 2018, respectively	1,524.2	1,463.5
Income tax receivable	39.0	41.1
Prepaid expenses and other current assets	484.4	343.4
Total current assets	2,860.8	2,743.3
Property and equipment, net	299.4	313.8
Goodwill	1,969.1	1,778.5
Intangible assets, net	1,062.6	1,128.2
Equity method investments	7.9	8.7
Deferred tax assets	86.6	84.0
Non-current operating lease assets	490.7	—
Other non-current assets	386.3	489.5
Total assets	$7,163.4	$6,546.0
Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings and current portion of long-term debt	$39.3	$39.9
Accounts payable and accrued expenses	1,145.3	1,047.7
Accrued compensation	888.8	817.9
Income tax payable	59.6	43.2
Other current liabilities	189.6	90.0
Total current liabilities	2,322.6	2,038.7
Long-term debt	2,620.3	2,644.2
Deferred tax liabilities	110.0	136.4
Non-current operating lease liabilities	457.1	—
Other non-current liabilities	352.1	366.6
Total liabilities	5,862.1	5,185.9
Commitments and contingencies (See Note 14 to financial statements)
Shareholders' Equity:
Ordinary shares, nominal value $0.10 per share, 219.5 shares issued and outstanding at December 31, 2019 and ordinary shares nominal value $0.10 per share, 216.6 shares issued and outstanding at December 31, 2018	22.0	21.7
Additional paid-in capital	2,819.5	2,791.2
Treasury stock, at cost	(0.4)	—
Accumulated deficit	(1,297.0)	(1,298.4)
Accumulated other comprehensive loss	(242.8)	(154.4)
Total equity	1,301.3	1,360.1
Total liabilities and shareholders' equity	$7,163.4	$6,546.0

February 27, 2020

Cushman & Wakefield plc
Consolidated Statements of Cash Flows (unaudited)

	Year Ended
(in millions) (unaudited)	December 31, 2019	December 31, 2018
Cash flows from operating activities
Net income (loss)	$0.2	$(185.8)
Reconciliation of net income (loss) to net cash used in operating activities:
Depreciation and amortization	296.7	290.0
Impairment charges	12.2	2.7
Unrealized foreign exchange (gain) loss	(3.2)	8.4
Stock-based compensation	61.3	81.9
Loss on debt extinguishment	—	50.4
Lease amortization	117.9	—
Amortization of debt issuance costs	4.4	12.5
Change in deferred taxes	(49.8)	(58.9)
Bad debt expense	22.1	21.7
Other non-cash operating activities	(16.8)	(3.6)
Changes in assets and liabilities:
Trade and other receivables	(38.9)	(235.5)
Income taxes payable	27.0	(19.6)
Prepaid expenses and other current assets	(154.9)	(26.9)
Other non-current assets	32.4	84.6
Accounts payable and accrued expenses	60.0	74.9
Accrued compensation	63.5	117.8
Other current and non-current liabilities	(164.8)	(216.8)
Net cash provided by (used in) operating activities	269.3	(2.2)
Cash flows from investing activities
Payment for property and equipment	(80.3)	(84.2)
Acquisitions of businesses, net of cash acquired	(275.9)	(35.5)
Investment in equity securities	(4.5)	(8.7)
Return of beneficial interest in a securitization	—	(85.0)
Collection on beneficial interest in a securitization	85.0	—
Other investing activities, net	0.8	(4.6)
Net cash used in investing activities	(274.9)	(218.0)
Cash flows from financing activities
Net proceeds from issuance of shares	0.3	9.0
Shares repurchased for payment of employee taxes on stock awards	(31.8)	(15.2)
Payment of contingent consideration	(17.3)	(22.3)
Proceeds from long-term borrowings	—	2,936.5
Repayment of borrowings	(27.0)	(3,133.2)
Debt issuance costs	—	(24.4)
Proceeds from initial public offering, net of underwriting	—	831.4
Proceeds from private placement	—	179.5
Payments of initial offering and private placement costs	—	(17.3)
Payment of finance lease liabilities	(11.5)	(10.8)
Other financing activities, net	(2.3)	(7.3)
Net cash (used in) provided by financing activities	(89.6)	725.9

Change in cash, cash equivalents and restricted cash	(95.2)	505.7
Cash, cash equivalents and restricted cash, beginning of the year	965.4	467.9
Effects of exchange rate fluctuations on cash, cash equivalents and restricted cash	2.1	(8.2)
Cash, cash equivalents and restricted cash, end of the year	$872.3	$965.4

February 27, 2020

Consolidated Results (unaudited)

	Three Months Ended December 31,				Year Ended December 31,
(in millions)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Service line fee revenue(1):
Property, facilities and project management	$779.3	$697.6	12%	13%	$2,949.0	$2,622.1	12%	14%
Leasing	606.1	605.4	—%	1%	1,938.6	1,920.7	1%	2%
Capital markets	364.5	310.7	17%	18%	1,029.4	959.6	7%	8%
Valuation and other	152.7	138.0	11%	11%	483.1	448.2	8%	11%
Total service line fee revenue	1,902.6	1,751.7	9%	9%	6,400.1	5,950.6	8%	9%
Gross contract reimbursables(2)	704.9	650.2	8%	9%	2,350.9	2,269.3	4%	5%
Total revenues	$2,607.5	$2,401.9	9%	9%	$8,751.0	$8,219.9	6%	8%

Costs and expenses:
Cost of services, operating and administrative expenses	$1,697.2	$1,630.5	4%	5%	$5,904.2	$5,644.2	5%	6%
Cost of gross contract reimbursables	704.9	650.2	8%	9%	2,350.9	2,269.3	4%	5%
Depreciation and amortization	73.9	77.0	(4)%	(4)%	296.7	290.0	2%	3%
Restructuring, impairment and related charges	8.4	1.0	740%	721%	11.9	3.8	213%	202%
Total costs and expenses	2,484.4	2,358.7	5%	6%	8,563.7	8,207.3	4%	6%
Operating income	$123.1	$43.2	185%	178%	$187.3	$12.6	1,386%	1,255%

Adjusted EBITDA(3)	$293.0	$235.5	24%	25%	$724.4	$659.1	10%	11%
Adjusted EBITDA margin(3)	15.4%	13.4%			11.3%	11.1%

Net income (loss)	$3.1	$(18.0)	117%		$0.2	$(185.8)	100%
Adjusted net income(3)	$174.9	$130.4	34%		$367.8	$306.6	20%

Weighted average shares outstanding, basic	219.3	209.0			217.7	171.2
Weighted average shares outstanding, diluted(4)	224.6	222.2			224.5	183.4

Earnings (loss) per share, basic and diluted	$0.01	$(0.09)			$—	$(1.09)
Adjusted earnings per share, diluted(3)	$0.78	$0.59			$1.64	$1.67
(1) Service line fee revenue represents revenue for fees generated from each of our service lines.
(2) Gross contract reimbursables reflects revenue paid by clients which has substantially no margin.
(3) See the end of this press release for reconciliations of (i) Adjusted EBITDA to net income (loss); and (ii) Adjusted net income to net income (loss); and for explanations on the calculations of Adjusted EBITDA margin and Adjusted earnings per share, diluted. See also the definition of, and a description of the purposes for which our management uses these non-GAAP measures under the Use of Non-GAAP Financial Measures section in this press release.
(4) For all periods with GAAP net loss, weighted average shares outstanding, diluted is used to calculate Adjusted earnings per share, diluted.

February 27, 2020

Segment Results
The following tables summarize our results of operations for our operating segments for the three months ended and years ended December 31, 2019 and 2018.
Corporate expenses are allocated to the segments based upon Fee revenue of each segment. Adjusted EBITDA is the profitability metric reported to the chief operating decision maker for purposes of making decisions about allocation of resources to each segment and assessing performance of each segment. Adjusted EBITDA excludes Depreciation and amortization, interest expense, net of interest income, income taxes, as well as integration and other costs related to merger, stock-based compensation for plans enacted before the Company's initial public offering, expenses related to the Cassidy Turley deferred payment obligation, acquisition related costs and other efficiency initiatives and other charges.
Americas Results

	Three Months Ended December 31,				Year Ended December 31,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Service line fee revenue(1):
Property, facilities and project management	$512.6	$440.8	16%	17%	$1,941.0	$1,698.6	14%	15%
Leasing	451.4	450.6	—%	—%	1,507.5	1,481.6	2%	2%
Capital markets	250.9	208.1	21%	20%	742.9	699.4	6%	6%
Valuation and other	56.7	51.0	11%	11%	180.8	163.1	11%	11%
Total service line fee revenue	1,271.6	1,150.5	11%	11%	4,372.2	4,042.7	8%	9%
Gross contract reimbursables(2)	547.2	520.3	5%	5%	1,799.9	1,682.0	7%	7%
Total revenues	$1,818.8	$1,670.8	9%	9%	$6,172.1	$5,724.7	8%	8%

Costs and expenses:
Americas Fee-based operating expenses	$1,089.8	$1,014.4	7%	8%	$3,872.3	$3,592.4	8%	8%
Cost of gross contract reimbursables	547.2	520.3	5%	5%	1,799.9	1,682.0	7%	7%
Segment operating expenses	$1,637.0	$1,534.7	7%	7%	$5,672.2	$5,274.4	8%	8%

Adjusted EBITDA	$181.8	$136.1	34%	34%	$499.8	$450.3	11%	11%
Adjusted EBITDA Margin(3)	14.3%	11.8%			11.4%	11.1%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue paid by clients which has substantially no margin
(3) Calculated as a percentage of Total service line fee revenue

February 27, 2020

EMEA Results

	Three Months Ended December 31,				Year Ended December 31,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Service line fee revenue(1):
Property, facilities and project management	$93.5	$84.0	11%	13%	$308.2	$262.1	18%	23%
Leasing	89.5	91.1	(2)%	(1)%	250.8	265.0	(5)%	(1)%
Capital markets	80.8	75.0	8%	10%	181.9	173.5	5%	9%
Valuation and other	65.8	63.3	4%	5%	187.6	187.3	—%	5%
Total service line fee revenue	329.6	313.4	5%	7%	928.5	887.9	5%	9%
Gross contract reimbursables(2)	41.6	35.5	17%	18%	109.7	111.9	(2)%	3%
Total revenues	$371.2	$348.9	6%	8%	$1,038.2	$999.8	4%	9%

Costs and expenses:
EMEA Fee-based operating expenses	$265.7	$247.5	7%	9%	$832.9	$784.6	6%	11%
Cost of gross contract reimbursables	41.6	35.5	17%	18%	109.7	111.9	(2)%	3%
Segment operating expenses	$307.3	$283.0	9%	10%	$942.6	$896.5	5%	10%

Adjusted EBITDA	$64.9	$67.4	(4)%	(2)%	$100.4	$107.9	(7)%	(4)%
Adjusted EBITDA Margin(3)	19.7%	21.5%			10.8%	12.2%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue paid by clients which has substantially no margin
(3) Calculated as a percentage of Total service line fee revenue

APAC Results

	Three Months Ended December 31,				Year Ended December 31,
(in millions) (unaudited)	2019	2018	% Change in USD	% Change in Local Currency	2019	2018	% Change in USD	% Change in Local Currency
Service line fee revenue(1):
Property, facilities and project management	$173.2	$172.8	—%	2%	$699.8	$661.4	6%	10%
Leasing	65.2	63.7	2%	4%	180.3	174.1	4%	7%
Capital markets	32.8	27.6	19%	20%	104.6	86.7	21%	22%
Valuation and other	30.2	23.7	27%	29%	114.7	97.8	17%	21%
Total service line fee revenue	301.4	287.8	5%	6%	1,099.4	1,020.0	8%	12%
Gross contract reimbursables(2)	116.1	94.4	23%	27%	441.3	475.4	(7)%	(1)%
Total revenues	$417.5	$382.2	9%	11%	$1,540.7	$1,495.4	3%	8%

Costs and expenses:
APAC Fee-based operating expenses	$255.0	$255.8	—%	1%	$976.6	$920.0	6%	10%
Cost of gross contract reimbursables	116.1	94.4	23%	27%	441.3	475.4	(7)%	(1)%
Segment operating expenses	$371.1	$350.2	6%	8%	$1,417.9	$1,395.4	2%	6%

Adjusted EBITDA	$46.3	$32.0	45%	45%	$124.2	$100.9	23%	26%
Adjusted EBITDA Margin(3)	15.4%	11.1%			11.3%	9.9%
(1) Service line fee revenue represents revenue for fees generated from each of our service lines
(2) Gross contract reimbursables reflects revenue paid by clients which has substantially no margin
(3) Calculated as a percentage of Total service line fee revenue

February 27, 2020

Cushman & Wakefield plc
Use of Non-GAAP Financial Measures

We have used the following measures, which are considered "non-GAAP financial measures" under SEC guidelines:

i.	Fee-based operating expenses;

ii.	Adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") and Adjusted EBITDA margin; and

iii.	Local currency.
Our management principally uses these non-GAAP financial measures to evaluate operating performance, develop budgets and forecasts, improve comparability of results and assist our investors in analyzing the underlying performance of our business. These measures are not recognized measurements under GAAP. When analyzing our operating results, investors should use them in addition to, but not as an alternative for, the most directly comparable financial results calculated and presented in accordance with GAAP. Because the Company’s calculation of these non-GAAP financial measures may differ from other companies, our presentation of these measures may not be comparable to similarly titled measures of other companies.
The Company believes that these measures provide a more complete understanding of ongoing operations, enhance comparability of current results to prior periods and may be useful for investors to analyze our financial performance. The measures eliminate the impact of certain items that may obscure trends in the underlying performance of our business. The Company believes that they are useful to investors, for the additional purposes described below.
Fee-based operating expenses: Consistent with GAAP, reimbursed costs for certain customer contracts are presented on a gross basis in both revenue and operating expenses for which the Company recognizes substantially no margin. Total costs and expenses includes Fee-based operating expenses and “Cost of gross contract reimbursables” as well as other expenses such as depreciation and amortization, integration and other costs related to acquisitions, pre-IPO stock based compensation, Cassidy Turley deferred payment obligation, acquisition related costs and other efficiency initiatives. We believe Fee-based operating expenses more accurately reflects the costs we incur during the course of delivering services to our clients and is more consistent with how we manage our expense base and operating margins.
Adjusted EBITDA and Adjusted EBITDA margin: We have determined Adjusted EBITDA to be our primary measure of segment profitability. We believe that investors find this measure useful in comparing our operating performance to that of other companies in our industry because these calculations generally eliminate integration and other costs related to acquisitions, pre-IPO stock-based compensation, the deferred payment obligation related to the acquisition of Cassidy Turley and other items. Adjusted EBITDA also excludes the effects of financings, income tax and the non-cash accounting effects of depreciation and intangible asset amortization. Adjusted EBITDA margin, a non-GAAP measure of profitability as a percent of revenue, is calculated by dividing Adjusted EBITDA by Total service line fee revenue.
Local currency: In discussing our results, we refer to percentage changes in local currency. These metrics are calculated by holding foreign currency exchange rates constant in year-over-year comparisons. Management believes that this methodology provides investors with greater visibility into the performance of our business excluding the effect of foreign currency rate fluctuations.
The interim financial information for the three months ended December 31, 2019 and 2018 is unaudited. All adjustments, consisting of normal recurring adjustments, except as otherwise noted, considered necessary for a fair presentation of the unaudited interim consolidated financial information for these periods have been included. Users of all of the aforementioned unaudited interim financial information should refer to the audited Consolidated Financial Statements of the Company and notes thereto for the year ended December 31, 2019.

February 27, 2020

Please see the following tables for reconciliations of our non-GAAP financial measures to the most comparable GAAP measures.

February 27, 2020

Adjustments to GAAP financial measures used to calculate non-GAAP financial measures
Reconciliation of Net income (loss) to Adjusted EBITDA:

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Net income (loss)	$3.1	$(18.0)	$0.2	$(185.8)
Add/(less):
Depreciation and amortization(1)	73.9	77.0	296.7	290.0
Interest expense, net of interest income(2)	37.8	39.7	150.6	228.8
Provision (benefit) from income taxes	83.1	23.0	42.6	(25.0)
Integration and other costs related to merger(3)	38.4	70.6	112.5	192.2
Pre-IPO stock-based compensation(4)	10.3	38.5	43.9	63.4
Cassidy Turley deferred payment obligation(5)	—	2.2	—	33.0
Acquisition related costs and other efficiency initiatives(6)	38.4	—	56.1	52.5
Other(7)	8.0	2.5	21.8	10.0
Adjusted EBITDA	$293.0	$235.5	$724.4	$659.1
(1) Depreciation and amortization includes merger and acquisition-related depreciation and amortization of $50.1 million and $50.8 million for the three months ended December 31, 2019 and 2018, respectively, and $209.2 million and $205.8 million for the years ended December 31, 2019 and 2018, respectively.
(2) Interest expense, net of interest income includes one-time write-off of financing fees and other fees incurred in relation to debt extinguishments and modifications of $0.0 million for the three months ended December 31, 2019 and 2018, and $0.0 million and $53.8 million for the years ended December 31, 2019 and 2018, respectively.
(3) Integration and other costs related to merger include certain direct and incremental integration and restructuring efforts, as well as costs related to our initial public offering/private placement.
(4) Pre-IPO stock-based compensation represents non-cash compensation expense associated with our pre-IPO equity compensation plans. Refer to Note 12: Stock-based Payments of the Notes to the Consolidated Financial Statements for the year ended December 31, 2019 for additional information.
(5) Cassidy Turley deferred payment obligation represents expense associated with a deferred payment obligation related to the acquisition of Cassidy Turley on December 31, 2014, which was paid out before the end of 2018.
(6) Acquisition related costs and other efficiency initiatives reflects incremental costs related to in-fill M&A as well as one-time efficiency projects.
(7) Other reflects compliance implementation and one-time project costs of $5.2 million and $10.4 million for the three months and the year ended December 31, 2019, respectively; and other items including accounts receivable securitization.

February 27, 2020

Reconciliation of Net income (loss) to Adjusted Net Income:

	Three Months Ended December 31,		Year Ended December 31,
(in millions) (unaudited)	2019	2018	2019	2018
Net income (loss)	$3.1	$(18.0)	$0.2	$(185.8)
Add/(less):
Merger and acquisition-related depreciation and amortization(1)	50.1	50.8	209.2	205.8
Financing and other facility costs	(1.3)	(2.4)	(2.4)	47.1
Integration and other costs related to merger	38.4	70.6	112.5	192.2
Pre-IPO stock-based compensation	10.3	38.5	43.9	63.4
Cassidy Turley deferred payment obligation	—	2.2	—	33.0
Acquisition related costs and other efficiency initiatives	38.4	—	56.1	52.5
Other	8.0	2.5	21.8	10.0
Income tax adjustments(2)	27.9	(13.8)	(73.5)	(111.6)
Adjusted Net Income	$174.9	$130.4	$367.8	$306.6
Weighted average shares outstanding, basic	219.3	209.0	217.7	171.2
Weighted average shares outstanding, diluted(3)	224.6	222.2	224.5	183.4
Adjusted earnings per share, basic	$0.80	$0.62	$1.69	$1.79
Adjusted earnings per share, diluted	$0.78	$0.59	$1.64	$1.67
(1) Includes amortization of acquired intangible assets.
(2) Reflective of management's estimation of an adjusted effective tax rate of 24% and 23% for the three months ended December 31, 2019 and 2018 and for the years ended December 31, 2019 and 2018.
(3) Weighted average shares outstanding, diluted ("WACS, diluted") is calculated by taking WACS, basic and adding in dilutive shares of 0.0 million and 13.2 million for the three months ended December 31, 2019 and 2018, respectively, and 6.8 million and 12.2 million for the years ended December 31, 2019 and 2018, respectively, which is used to calculate Adjusted earnings per share, diluted.

Summary of Total costs and expenses (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2019	2018	2019	2018
Americas Fee-based operating expenses	$1,089.8	$1,014.4	$3,872.3	$3,592.4
EMEA Fee-based operating expenses	265.7	247.5	832.9	784.6
APAC Fee-based operating expenses	255.0	255.8	976.6	920.0
Depreciation and amortization	73.9	77.0	296.7	290.0
Integration and other costs related to merger(1)	38.4	70.6	112.5	192.1
Pre-IPO stock-based compensation	10.3	38.5	43.9	63.4
Cassidy Turley deferred payment obligation	—	2.2	—	33.0
Acquisition related costs and other efficiency initiatives	38.4	—	56.1	52.5
Other	8.0	2.5	21.8	10.0
Cost of gross contract reimbursables	704.9	650.2	2,350.9	2,269.3
Total costs and expenses	$2,484.4	$2,358.7	$8,563.7	$8,207.3
(1) Represents integration and other costs related to merger, comprised of certain direct and incremental costs resulting from merger and related integration efforts, as well as costs related to our restructuring programs, excluding the impact of acquisition accounting revenue adjustments as these amounts do not impact operating expenses.